Exhibit 99.1

UNDER ARMOUR REPORTS FIRST QUARTER FISCAL 2027
RESULTS; MAINTAINS FULL-YEAR PROFITABILITY OUTLOOK WHILE UPDATING REVENUE EXPECTATIONS

BALTIMORE, Aug. 7, 2026 – Under Armour, Inc. (NYSE: UAA, UA) today announced unaudited financial results for the first quarter of fiscal 2027, which ended June 30, 2026. Results are reported in accordance with United States Generally Accepted Accounting Principles ("U.S. GAAP"). References to "constant currency" and "adjusted" results are non-GAAP financial measures; reconciliations are provided below.

"As we navigate a challenging consumer demand environment, we continue to make progress in building a more focused Under Armour, despite updating our full-year revenue outlook," said Under Armour President and CEO Kevin Plank. "By simplifying the business, we are operating with greater discipline and better positioned to protect profitability, while still investing in a sharper product portfolio through clearer storytelling with the goal of driving a more premium Under Armour that will consistently earn demand at full price.”

First Quarter Fiscal 2027 Review
•Revenue decreased 3 percent to $1.1 billion (down 4 percent constant currency).
–North America revenue declined 9 percent to $610 million, while international revenue increased 5 percent to $490 million (up 2 percent constant currency). Within international markets, EMEA revenue increased 12 percent (up 10 percent constant currency), Asia-Pacific decreased 7 percent (down 10 percent constant currency), and Latin America increased 8 percent (up 1 percent constant currency).
–Wholesale revenue decreased 2 percent to $638 million and direct-to-consumer (DTC) revenue decreased 6 percent to $437 million. Within DTC, owned-and-operated store revenue declined 3 percent, and eCommerce revenue decreased 12 percent, representing 29 percent of total DTC revenue for the quarter.
–By category, apparel revenue decreased 2 percent to $734 million, footwear revenue declined 8 percent to $245 million, and accessories revenue decreased 4 percent to $96 million.
•Gross margin increased 590 basis points to 54.1 percent, primarily due to refunds received associated with the recovery of International Emergency Economic Powers Act ("IEEPA") tariff costs expensed in fiscal 2026. This was partially offset by unfavorable foreign exchange impacts, unfavorable regional and channel mix, and pricing headwinds.
•Selling, general and administrative (SG&A) expenses increased 2 percent to $543 million, primarily due to targeted investments to strengthen the brand as well as continued disciplined operating expense management. Excluding $2 million in transformation expenses related to the Fiscal 2025 Restructuring Plan, adjusted SG&A increased 4 percent to $541 million.
•Restructuring charges totaled $4 million.
•Operating income was $47 million. Excluding transformation and restructuring charges, adjusted operating income was $52 million.
•Net income was $1 million. Adjusted net income was $21 million, which excludes transformation and restructuring charges.
•Diluted earnings per share was $0.00; adjusted diluted earnings per share was $0.05.

•Inventory decreased 3 percent to $1.1 billion.
•Liquidity: Cash and cash equivalents totaled $396 million at quarter-end and $200 million of borrowings were outstanding under its $1.1 billion revolving credit facility. On June 15 upon maturity, funds from the company's restricted investments were used to settle all remaining principal and interest payments to holders of the Senior Notes due 2026, which, as previously disclosed, were satisfied and discharged during fiscal 2026.

Fiscal 2025 Restructuring Plan
In the first quarter, the company recorded $4 million in restructuring charges and $2 million in transformation-related SG&A expenses, for a total of $6 million under its Fiscal 2025 Restructuring Plan. To date, the company has incurred $266 million in total restructuring and transformation costs, including $116 million in cash and $150 million in non-cash charges. Total program costs under the plan are anticipated to be approximately $305 million. The company expects the plan to be substantially complete by December 31, 2026.

Updated Fiscal 2027 Outlook
The company has updated its fiscal 2027 outlook. Compared with fiscal 2026, key highlights of the company’s outlook include:
•Revenue is now expected to decline at a mid-single-digit percentage rate compared with the prior outlook of a slight decline. The revised outlook is driven by softer demand, particularly in North America and Asia-Pacific. The company remains focused on balancing near-term revenue opportunities with actions that strengthen long-term brand health, including disciplined marketplace management and protection of full-price selling. The updated outlook incorporates a mid-single-digit percent decline in North America (prior low-single-digit decline), and low-single-digit declines in both Asia-Pacific (prior low-single-digit increase) and EMEA (prior low-single-digit increase).
•Gross Margin is still expected to increase 220 to 270 basis points versus the prior year's gross margin. Approximately 150 basis points of this improvement is due to the recovery of IEEPA-related tariff costs expensed in fiscal 2026 realized in the first quarter. Excluding this benefit, the company continues to expect gross margin expansion driven by pricing actions, lower discounting, and a more favorable channel mix, partially offset by supply chain headwinds related to the conflict in the Middle East and unfavorable foreign exchange impacts.
•SG&A expense, including transformation expenses related to the Fiscal 2025 Restructuring Plan, is now expected to decrease at a high-single-digit rate versus the prior expectation for a low-single-digit decline. Excluding transformation expenses, Adjusted SG&A is now expected to decrease at a low-single-digit rate (prior low-single-digit rate increase). The updated outlook reflects actions to align operating expenses with the current demand environment while continuing to prioritize the company's highest-return strategic investments.
•Operating Income is still expected to be in the range of $96 million to $116 million. Excluding expected transformation expenses and restructuring charges, Adjusted Operating Income is still expected to be $140 million to $160 million. To achieve this, the company expects to substantially offset the impact of lower revenue through disciplined expense management and a more agile and disciplined operating model while continuing to invest in the areas most critical to strengthening the brand. This outlook includes an approximate $70 million benefit from the realization of refunds from prior-year IEEPA tariff expenses and approximately $35 million in headwinds related to the conflict in the Middle East.
•Diluted Loss Per Share is now expected to range from $0.01 to $0.05 versus the prior expectation of breakeven to a loss per share of $0.04. Excluding anticipated transformation expenses and restructuring charges, the expectation for Adjusted Diluted Earnings Per Share remains $0.08 to $0.12.

Conference Call and Webcast
Under Armour will hold its first-quarter fiscal 2027 conference call today at approximately 8:30 a.m. Eastern Time. The call will stream live at https://about.underarmour.com/investor-relations/financials and will be available for replay approximately three hours after the live event.

Non-GAAP Financial Information
This press release discusses "constant currency" and "adjusted" results, as well as the company’s "adjusted" forward-looking estimates for the fiscal year ending March 31, 2027. Management believes this information is valuable for investors seeking to compare the company’s operational results across periods, as it provides clearer insight into underlying performance by excluding these impacts. Constant currency financial data removes fluctuations caused by foreign currency exchange rates. Adjusted financial measures exclude the effects of the company’s litigation reserve expense (and related insurance recoveries) and the company’s Fiscal 2025 Restructuring Plan, its associated charges, and related tax effects, as well as the valuation allowance against its U.S. federal deferred tax assets. Management states that these adjustments are not essential to the company’s core operations. The reconciliation of non-GAAP figures to the most directly comparable GAAP financial measure is included in the supplemental financial information accompanying this release. All per-share amounts are reported on a diluted basis. These supplemental non-GAAP financial measures should not be viewed in isolation; they should be considered alongside the company’s reported results prepared in accordance with GAAP. Additionally, the company’s non-GAAP financial information may not be comparable to similar measures reported by other companies.

About Under Armour, Inc.
Under Armour, Inc., based in Baltimore, Maryland, is a global performance brand committed to empowering athletes everywhere. Since 1996, the company has advanced how athletes train, compete, and recover through innovative apparel, footwear, and accessories. In partnership with elite athletes and game changers, Under Armour is shaping the future of sport and inspiring those who strive for more. Learn more at https://about.underarmour.com.

Forward-Looking Statements
Some of the statements contained in this press release constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, plans, strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts, such as statements regarding our share repurchase program, future financial condition or results of operations, growth prospects and strategies, potential restructuring efforts (including the scope, anticipated charges and costs, the timing of these measures, and the anticipated benefits of our restructuring initiatives), expectations related to promotional activities, freight, product cost pressures, foreign currency effects, the impact of global economic conditions (including changes in trade policy and inflation) on our results of operations, liquidity and use of capital resources, expectations related to tariffs, the development and introduction of new products, the execution of marketing strategies, benefits from significant investments, and impacts from litigation or other proceedings. In many cases, you can identify forward-looking statements by terms such as "may," "will," "could," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "outlook," "potential," or the negative of these terms or other comparable terminology. The forward-looking statements in this press release reflect our current views about future events. They are subject to risks, uncertainties, assumptions, and changes in circumstances that may cause events or our actual activities or results to differ significantly from those expressed in any forward-looking statement. Although we believe the expectations reflected in the forward-looking statements are reasonable, they are inherently uncertain. We cannot guarantee future events, results, actions, activity levels, performance, or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements. Several important factors could cause actual results to differ materially from those indicated by these forward-looking statements, including, but not limited to: changes in general economic or market conditions (such as rising inflation and potential impacts of changes and uncertainties related to government fiscal, monetary, tax and trade policies) that could influence overall consumer spending or our industry; the impact of global events beyond our control, including military conflicts, public health events, and the effects of changes in the global trade environment, such as the imposition of new tariffs and countermeasures thereto, on our profitability; increased competition that may cause us to lose market share, lower product prices, or significantly increase marketing efforts; fluctuations in the costs of raw materials and commodities we use in our products and supply chain (including labor); our ability to successfully execute our long-term strategies; our ability to effectively drive operational efficiency in our business; changes in the financial health of our customers; our ability to effectively develop and launch new, innovative products and engage our consumers; our ability to accurately forecast consumer shopping and preferences and consumer demand for our products and to effectively manage our inventory; our ability to successfully execute any restructuring plans and achieve expected benefits; loss of key customers, suppliers, or manufacturers; our ability to further expand our business globally and drive brand awareness and consumer acceptance of our products in other countries; our ability to manage the increasingly complex operations of our global business; our ability to effectively market and maintain a positive brand image; our ability to successfully manage or achieve expected outcomes from significant transactions and investments; our ability to attract key talent and retain the services of our senior management and other key employees; our ability to effectively meet regulatory requirements and stakeholder expectations with respect to sustainability and social matters; the availability, integration and effective operation of information systems and other technology, as well as any potential interruption of such systems or technology; any disruptions, delays or deficiencies in the design, implementation, or application of our global operating and financial reporting information technology system; our ability to access capital and financing required to manage our business on terms acceptable to us; our ability to accurately anticipate and respond to seasonal or quarterly fluctuations in our operating results; risks related to foreign currency exchange rate fluctuations; our ability to comply with existing trade and other regulations; risks related to data security or privacy breaches; and our potential exposure to and the financial impact of litigation and other proceedings. The forward-looking statements here reflect our views and assumptions only as of the date of this press release. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect unanticipated events.

# # #

Under Armour Contact:
Lance Allega
Senior Vice President, Finance & Capital Markets
(410) 246-6810
LAllega@underarmour.com

UNDER ARMOUR, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in thousands, except per share amounts)

	Three Months Ended June 30,
	2026	% of Net Revenues	2025	% of Net Revenues
Net revenues	$1,097,927	100.0%	$1,134,068	100.0%
Cost of goods sold	504,095	45.9%	587,572	51.8%
Gross profit	593,832	54.1%	546,496	48.2%
Selling, general and administrative expenses	543,085	49.5%	530,345	46.8%
Restructuring charges	4,008	0.4%	12,828	1.1%
Income (loss) from operations	46,739	4.3%	3,323	0.3%
Interest income (expense), net	(10,645)	(1.0)%	(4,051)	(0.4)%
Other income (expense), net	(7,013)	(0.6)%	(4,695)	(0.4)%
Income (loss) before income taxes	29,081	2.6%	(5,423)	(0.5)%
Income tax expense (benefit)	28,314	2.6%	(2,658)	(0.2)%
Income (loss) from equity method investments	(222)	—%	153	—%
Net income (loss)	$545	—%	$(2,612)	(0.2)%

Basic net income (loss) per share of Class A, B and C common stock	$0.00		$(0.01)
Diluted net income (loss) per share of Class A, B and C common stock	$0.00		$(0.01)
Weighted average common shares outstanding Class A, B and C common stock
Basic	427,769		427,116
Diluted	431,937		427,116

UNDER ARMOUR, INC.
(Unaudited; in thousands)

NET REVENUES BY SEGMENT

	Three Months Ended June 30,
	2026	2025	% Change
North America	$609,777	$670,319	(9.0)%
EMEA	278,680	248,607	12.1%
Asia-Pacific	152,586	163,386	(6.6)%
Latin America	58,754	54,575	7.7%
Corporate Other (1)	(1,870)	(2,819)	NM
Total net revenues	$1,097,927	$1,134,068	(3.2)%

NET REVENUES BY DISTRIBUTION CHANNEL

	Three Months Ended June 30,
	2026	2025	% Change
Wholesale	$638,468	$649,050	(1.6)%
Direct-to-consumer	436,523	463,475	(5.8)%
Net sales	1,074,991	1,112,525	(3.4)%
License revenues	24,806	24,362	1.8%
Corporate Other (1)	(1,870)	(2,819)	NM
Total net revenues	$1,097,927	$1,134,068	(3.2)%

NET REVENUES BY PRODUCT CATEGORY

	Three Months Ended June 30,
	2026	2025	% Change
Apparel	$734,035	$746,592	(1.7)%
Footwear	245,262	265,855	(7.7)%
Accessories	95,694	100,078	(4.4)%
Net sales	1,074,991	1,112,525	(3.4)%
Licensing revenues	24,806	24,362	1.8%
Corporate Other (1)	(1,870)	(2,819)	NM
Total net revenues	$1,097,927	$1,134,068	(3.2)%
(1) Corporate Other primarily includes net revenues from foreign currency hedge gains and losses generated by entities within the company’s operating segments but managed through its central foreign exchange risk management program. The percentage change for Corporate Other is not presented as it is not a meaningful metric (NM).

UNDER ARMOUR, INC.
(Unaudited; in thousands)

INCOME (LOSS) FROM OPERATIONS BY SEGMENT

	Three Months Ended June 30,
	2026	% of Net Revenues(1)	2025	% of Net Revenues(1)
North America	$170,941	28.0%	$121,437	18.1%
EMEA	28,176	10.1%	39,643	15.9%
Asia-Pacific	12,526	8.2%	14,703	9.0%
Latin America	8,964	15.3%	6,606	12.1%
Corporate Other (2)	(173,868)	NM	(179,066)	NM
Income (loss) from operations	$46,739	4.3%	$3,323	0.3%

(1) The percentage of operating income (loss) is calculated based on total segment net revenues. The operating income (loss) percentage for Corporate Other is not presented as it is not a meaningful metric (NM).
(2) Corporate Other primarily includes net revenues from foreign currency hedge gains and losses generated by entities within the company’s operating segments but managed through its central foreign exchange risk management program. Corporate Other also includes expenses related to the company's central supporting functions.

UNDER ARMOUR, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; in thousands)

	June 30, 2026	March 31, 2026
Assets
Current assets
Cash and cash equivalents	$395,981	$309,168
Accounts receivable, net	646,122	681,861
Inventories	1,109,250	914,751
Restricted investments	—	605,396
Prepaid expenses and other current assets, net	217,818	207,507
Total current assets	2,369,171	2,718,683
Property and equipment, net	584,982	598,953
Operating lease right-of-use assets	478,579	429,622
Goodwill	493,331	492,768
Intangible assets, net	4,559	4,471
Deferred income taxes	55,233	52,282
Other long-term assets	112,232	118,915
Total assets	$4,098,087	$4,415,694
Liabilities and Stockholders’ Equity
Current liabilities
Current maturities of long-term debt	$—	$599,835
Accounts payable	668,976	420,077
Accrued expenses	310,146	331,391
Customer refund liabilities	109,582	126,097
Operating lease liabilities	152,643	153,050
Other current liabilities	67,232	46,336
Total current liabilities	1,308,579	1,676,786
Long-term debt, net of current maturities	591,158	590,609
Operating lease liabilities, non-current	632,276	596,139
Other long-term liabilities	137,958	137,800
Total liabilities	2,669,971	3,001,334
Total stockholders’ equity	1,428,116	1,414,360
Total liabilities and stockholders’ equity	$4,098,087	$4,415,694

UNDER ARMOUR, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in thousands)

	Three Months Ended June 30,
	2026	2025
Cash flows from operating activities
Net income (loss)	$545	$(2,612)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Depreciation and amortization	25,418	28,981
Unrealized foreign currency exchange rate (gain) loss	2,022	(2,273)
Loss on disposal of property and equipment	81	3,556
Non-cash restructuring and impairment charges (recoveries)	(1,731)	7,698
Amortization of bond premium and debt issuance costs	714	603
Stock-based compensation	11,310	12,219
Deferred income taxes	(3,268)	(28,978)
Changes in reserves and allowances	2,576	3,952
Changes in operating assets and liabilities:
Accounts receivable	36,455	50,885
Inventories	(193,531)	(196,568)
Prepaid expenses and other current assets	(14,524)	(11,990)
Other long-term assets	(44,812)	9,818
Accounts payable	243,397	213,712
Accrued expenses and other liabilities	36,545	(51,373)
Customer refund liabilities	(16,249)	(5,180)
Income taxes payable and receivable	24,189	16,402
Net cash provided by (used in) operating activities	109,137	48,852
Cash flows from investing activities
Purchases of property and equipment	(14,600)	(35,362)
Proceeds from restricted investment to settle satisfied and discharged debt	600,000	—
Net cash provided by (used in) investing activities	585,400	(35,362)
Cash flows from financing activities
Proceeds from long-term debt and revolving credit facility	25,000	400,000
Repayment of long-term debt and revolving credit facility	(25,000)	—
Settlement of satisfied and discharged debt	(600,000)	—
Employee taxes paid for shares withheld for income taxes	(7,483)	(7,485)
Proceeds from exercise of stock options and other stock issuances	419	552
Payments of debt financing costs	—	(5,764)
Net cash provided by (used in) financing activities	(607,064)	387,303
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(634)	9,314
Net increase (decrease) in cash, cash equivalents and restricted cash	86,839	410,107
Cash, cash equivalents and restricted cash - Beginning of period	312,061	515,051
Cash, cash equivalents and restricted cash - End of period	$398,900	$925,158

UNDER ARMOUR, INC.
(Unaudited)

The table below presents the reconciliation of net revenue growth (decline) calculated in accordance with GAAP to constant currency net revenue, a non-GAAP measure. For further information regarding the company's use of non-GAAP financial measures, see "Non-GAAP Financial Information" above.

CONSTANT CURRENCY NET REVENUE GROWTH (DECLINE) RECONCILIATION

Three Months Ended June 30, 2026
Total Net Revenue
Net revenue growth (decline) - GAAP	(3.2)%
Foreign exchange impact	(1.2)%
Constant currency net revenue growth (decline) - Non-GAAP	(4.4)%

North America
Net revenue growth (decline) - GAAP	(9.0)%
Foreign exchange impact	(0.1)%
Constant currency net revenue growth (decline) - Non-GAAP	(9.1)%

EMEA
Net revenue growth (decline) - GAAP	12.1%
Foreign exchange impact	(1.8)%
Constant currency net revenue growth (decline) - Non-GAAP	10.3%

Asia-Pacific
Net revenue growth (decline) - GAAP	(6.6)%
Foreign exchange impact	(2.9)%
Constant currency net revenue growth (decline) - Non-GAAP	(9.5)%

Latin America
Net revenue growth (decline) - GAAP	7.7%
Foreign exchange impact	(7.0)%
Constant currency net revenue growth (decline) - Non-GAAP	0.7%

Total International
Net revenue growth (decline) - GAAP	5.0%
Foreign exchange impact	(2.8)%
Constant currency net revenue growth (decline) - Non-GAAP	2.2%

UNDER ARMOUR, INC.
(Unaudited; in thousands)

The tables below present the reconciliation of the company's condensed consolidated statements of operations in accordance with GAAP to specific adjusted non-GAAP financial measures discussed in this press release. For further information regarding the company's use of non-GAAP financial measures, see "Non-GAAP Financial Information" above.

ADJUSTED SELLING, GENERAL AND ADMINISTRATIVE EXPENSES RECONCILIATION

	Three Months Ended June 30, 2026	Three Months Ended June 30, 2025
GAAP selling, general and administrative expenses	$543,085	$530,345
Add: impact of restructuring-related transformation expenses	(1,643)	(8,259)
Adjusted selling, general and administrative expenses	$541,442	$522,086

ADJUSTED OPERATING INCOME (LOSS) RECONCILIATION

	Three Months Ended June 30, 2026	Three Months Ended June 30, 2025
GAAP income (loss) from operations	$46,739	$3,323
Add: impact of restructuring charges	4,008	12,828
Add: impact of restructuring-related transformation expenses	1,643	8,259
Adjusted income (loss) from operations	$52,390	$24,410

ADJUSTED NET INCOME (LOSS) RECONCILIATION

	Three Months Ended June 30, 2026	Three Months Ended June 30, 2025
GAAP net income (loss)	$545	$(2,612)
Add: impact of restructuring charges	4,008	12,828
Add: impact of restructuring-related transformation expenses	1,643	8,259
Add: impact of provision for income taxes	14,797	(9,907)
Non-GAAP net income (loss)	$20,993	$8,568

ADJUSTED DILUTED EARNINGS (LOSS) PER SHARE RECONCILIATION

	Three Months Ended June 30, 2026	Three Months Ended June 30, 2025
GAAP diluted net income (loss) per share	$0.00	$(0.01)
Add: impact of restructuring charges	0.01	0.03
Add: impact of restructuring-related transformation expenses	0.00	0.02
Add: impact of provision for income taxes	0.04	(0.02)
Adjusted diluted net income (loss) per share	$0.05	$0.02

UNDER ARMOUR, INC.
OUTLOOK FOR THE THREE MONTHS ENDING SEPTEMBER 30, 2026
AND YEAR ENDING MARCH 31, 2027
(Unaudited; in millions, except per share amounts)

The tables below reconcile the company's outlook for the second quarter and full year fiscal 2027, in accordance with GAAP, to specific adjusted non-GAAP financial measures discussed in this press release. For further information regarding the company's use of non-GAAP financial measures, see "Non-GAAP Financial Information" above.

ADJUSTED OPERATING INCOME (LOSS) RECONCILIATION

	Three Months Ending September 30, 2026		Year Ending March 31, 2027
	Low end of estimate	High end of estimate	Low end of estimate	High end of estimate
GAAP income (loss) from operations	$(11)	$(1)	$96	$116
Add: impact of charges under the Fiscal 2025 Restructuring Plan	21	21	44	44
Adjusted income (loss) from operations	$10	$20	$140	$160

ADJUSTED DILUTED EARNINGS (LOSS) PER SHARE RECONCILIATION

	Three Months Ending September 30, 2026		Year Ending March 31, 2027
	Low end of estimate	High end of estimate	Low end of estimate	High end of estimate
GAAP diluted net income (loss) per share	$(0.06)	$(0.03)	$(0.05)	$(0.01)
Add: impact of charges under the Fiscal 2025 Restructuring Plan	0.05	0.05	0.10	0.10
Add: impact of provision for income taxes	(0.02)	(0.03)	0.03	0.03
Adjusted diluted net income (loss) per share	$(0.03)	$(0.01)	$0.08	$0.12

UNDER ARMOUR, INC.
COMPANY-OWNED & OPERATED DOOR COUNT

	June 30, 2026	June 30, 2025
Factory House	184	179
Brand House	12	16
North America total doors	196	195

Factory House	189	177
Brand House	53	70
International total doors	242	247

Factory House	373	356
Brand House	65	86
Total doors	438	442